ENERGY TRANSFER EQUITY ANNOUNCES QUARTERLY CASH DISTRIBUTION

Maintaining Distribution at 3Q 2015 level in light of current market environment
Extends management fee to ETP through 2016
Earnings to be released February 24

Dallas – January 27, 2016 – Energy Transfer Equity, L.P. (NYSE: ETE) today announced its quarterly cash distribution of $0.285 per ETE common unit for the fourth quarter ended December 31, 2015, or $1.14 per unit on an annualized basis. The distribution is the same as that announced for the third quarter 2015.

The cash distribution will be paid on February 19, 2016, to unitholders of record as of the close of business on February 8, 2016.

ETE has also agreed with Energy Transfer Partners, L.P. (NYSE: ETP) to extend through 2016 the $95 million annual management fee that was previously in effect through 2015. ETP’s other actions and steps announced today will reinforce ETP’s financial profile for 2016, and that financial profile further strengthens, once its approximately $10 billion capital program is completed by the end of this year.

ETE plans to release earnings for the fourth quarter of 2015 on Wednesday, February 24, 2016, after the market closes. ETE and its subsidiary, ETP, will conduct a joint conference call on Thursday, February 25, 2016, at 8:00 a.m. Central Time to discuss quarterly results. During the scheduled time of the conference call, a live webcast will be available on Energy Transfer’s website at www.energytransfer.com. The call will also be available for replay on Energy Transfer’s website for a limited time.

The following information applies to ETE’s quarterly distribution announcement:

Record Date:         February 8, 2016
Ex-Date:         February 4, 2016
Payment Date:     February 19, 2016
Amount Paid:         $0.285 per common unit
Energy Transfer Equity, L.P. (NYSE:ETE) is a master limited partnership which owns the general partner and 100% of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE:ETP) and Sunoco, LP (NYSE:SUN), approximately 2.6 million ETP common units, approximately 81.0 million ETP Class H Units, which track 90% of the underlying economics of the general partner interest and IDRs of Sunoco Logistics Partners L.P. (NYSE:SXL), and 100 ETP Class I Units. On a consolidated basis, ETE’s family of companies owns and operates approximately 71,000 miles of natural gas, natural gas liquids, refined products, and crude oil pipelines. For more information, visit the Energy Transfer Equity, L.P. website at www.energytransfer.com.

Forward-Looking Statements
This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnership’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

This release serves as qualified notice to nominees as provided for under Treasury Regulation section 1.1446-4(b)(4) and (d). Please note that 100 percent of Energy Transfer Equity, L.P.’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of Energy Transfer Equity, L.P.’s distributions to foreign investors are subject to federal tax withholding at the highest applicable effective tax rate. Nominees are treated as withholding agents responsible for withholding distributions received by them on behalf of foreign investors.

The information contained in this press release is available on our website at www.energytransfer.com.

Contacts
Investor Relations:
Energy Transfer
Brent Ratliff
214-981-0700 (office)
Lyndsay Hannah
214-840-5477 (office)

Media Relations:
Vicki Granado
Granado Communications Group
214-599-8785 (office)
214-498-9272 (cell)

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